UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 7, 2021

IsoPlexis Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 NE Industrial Rd Branford, CT 06405
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (475) 221-8402
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 7, 2021, IsoPlexis Corporation, a Delaware corporation (the “Company”), priced its initial public offering (the “IPO”) of its common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $15.00 per share, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-258046) (the “Registration Statement”). On October 7, 2021, in connection with the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Cowen and Company, LLC, Evercore Group, L.L.C. and SVB Leerink LLC, as representatives of the several underwriters specified therein (the “Underwriters”).
The Company made certain customary representations, warranties and covenants and agreed to indemnify the underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
On October 12, 2021, the Company closed its IPO. The Company sold 8,333,000 shares of its Common Stock. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for 30 days from the date of the Underwriting Agreement to purchase up to an additional 1,249,950 shares of Common Stock at the IPO price, less the underwriting discounts and commissions. The net proceeds to the Company from the IPO were approximately $111.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, which the Company intends to use for general corporate purposes.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 11, 2021, the Board of Directors (the “Board”) of the Company appointed Richard W. Rew II, age 53, as the Company’s Senior Vice President, General Counsel and Secretary.
Prior to joining the Company, Mr. Rew served as Senior Vice President, General Counsel and Secretary from 2015 to 2021 and also served as Chief Compliance Officer from February 2021 to July 2021 at Luminex Corporation (“Luminex”), a biotechnology company now part of DiaSorin S.p.A. At Luminex, Mr. Rew was responsible for managing all legal, compliance and corporate development matters, including multiple acquisitions. Prior to his time at Luminex, Mr. Rew served as Senior Vice President, General Counsel and Secretary at ArthroCare Corporation, a publicly-traded medical devices company, from 2009 to 2014. In this role, he helped guide the company through a restatement process and successful resolution of a multi-year Department of Justice and SEC investigation and related shareholder class action litigation. Mr. Rew holds a J.D. from the University of Oklahoma and a B.A. from The University of Texas at Austin.
Mr. Rew has no family relationships that are required to be disclosed under Item 401(d) of Regulation S-K and is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Rew’s appointment as Senior Vice President, General Counsel and Secretary, the Company entered into an offer letter with Mr. Rew (the “Offer Letter”), which provides for at-will employment and sets forth initial base salary, eligibility for an annual cash bonus and certain employee benefits. The Offer Letter additionally provides that upon a termination of his employment by the Company without cause at any time prior to, or within twelve months following, a “change in control” of the Company (as defined in the Offer Letter), Mr. Rew would be entitled to an amount equal to six months of his then-current base salary, subject to his execution of the Company’s standard form of release agreement.

This description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 12, 2021, the Company’s Eighth Amended and Restated Certificate of Incorporation (the “Charter”), in substantially the form previously filed as Exhibit 3.1 to the Registration Statement, and the Company’s Amended and Restated By-laws (the “By-laws”), in substantially the form previously filed as Exhibit 3.2 to the Registration Statement, became effective. As described in the final prospectus, dated October 7, 2021 (the “Prospectus”), relating to the Registration Statement, filed with the Securities and Exchange Commission, pursuant to Rule 424(b) under the Securities Act, the Board and stockholders previously approved the amendment and restatement of these documents to be effective at the closing of the IPO. A description of certain provisions of the Charter and the By-laws is set forth in the section titled “Description of Capital Stock” in the Prospectus. This description of the Charter and the By-laws is qualified in its entirety by reference to the full text of the Charter and the By-laws, a copy of each of which is filed as Exhibit 3.1 and 3.2, respectively, hereto and incorporated by reference herein.
Item 8.01. Other Events.
On October 12, 2021, the Company issued a press release announcing the closing of its IPO, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated October 7, 2021, by and among IsoPlexis Corporation and Morgan Stanley & Co. LLC, Cowen and Company, LLC, Evercore Group, L.L.C. and SVB Leerink LLC, as representatives of the several underwriters specified therein.

3.1	Eighth Amended and Restated Certificate of Incorporation of IsoPlexis Corporation.

3.2	Amended and Restated By-laws of IsoPlexis Corporation.

10.1	Offer Letter, dated September 27, 2021, by and between IsoPlexis Corporation and Richard W. Rew II.

99.1	Press Release, dated October 12, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOPLEXIS CORPORATION

Date: October 13, 2021
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer